Exhibit 11

JOINT FILING AGREEMENT

The undersigned hereby agree that this Statement on Schedule 13D, dated the date hereof, with respect to the shares of common stock of Diamond Resorts International, Inc., is, and any amendments thereto signed by the undersigned shall be, filed on behalf of each of the undersigned pursuant to, and in accordance with, the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: August 5, 2013

CHAUTAUQUA MANAGEMENT, LLC

/s/ Jared T. Finkelstein, as attorney-in-fact for Chautauqua Management, LLC
Jared T. Finkelstein, attorney-in-fact for Chautauqua Management, LLC

CHAUTAUQUA IIA, LLC

/s/ Jared T. Finkelstein, as attorney-in-fact for Chautauqua IIA, LLC
Jared T. Finkelstein, attorney-in-fact for Chautauqua IIA, LLC

CHAUTAUQUA IIB, LLC

/s/ Jared T. Finkelstein, as attorney-in-fact for Chautauqua IIB, LLC
Jared T. Finkelstein, attorney-in-fact for Chautauqua IIB, LLC

DAVID F. PALMER

/s/ Jared T. Finkelstein, as attorney-in-fact for David F. Palmer
Jared T. Finkelstein, attorney-in-fact for David F. Palmer